UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2012

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director.  The board of directors of IDEXX Laboratories, Inc. (the “Company”) elected M. Anne Szostak as a director and member of its compensation committee on July 10, 2012.  Ms. Szostak’s election fills a vacancy in Class II, the term for which ends at the 2014 annual meeting of stockholders (the “2014 Annual Meeting”).  In connection with the election of Ms. Szostak, the board of directors increased the size of Class II from two to three directors. At the 2014 Annual Meeting, Ms. Szostak will be considered for election by stockholders as a Class II director with a three-year term expiring in 2017.

Ms. Szostak will receive the same compensation as is paid to other nonemployee directors of the Company as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 28, 2012, which description is incorporated by reference herein.  The cash fee to be paid to Ms. Szostak for the third quarter of 2012 will be prorated to reflect her election on July 10, 2012.  Annual deferred stock unit and stock option grants were made to directors on May 9, 2012, the date of the Company’s 2012 annual meeting of stockholders.  Annual deferred stock unit and stock option grants will be made to Ms. Szostak on September 1, 2012 and the award values will be prorated to reflect the portion of the year during which she will serve on the Board, specifically from her election on July 10, 2012 until May 8, 2013, the date of the Company’s 2013 annual meeting of stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: July 16, 2012	By:	/s/ Conan R. Deady
Conan R. Deady
Corporate Vice President, General Counsel
and Secretary

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